Transit Pro Tech Inc

Jiang Fang

Temporary Employment Contract

This Temporary Employment Contract is between Transit Pro Tech Inc., TPT, 100 N Barranca Street, Suit460, West Covina, California 91791 (hereinafter referred to as "the Company") and Jiang Fan, 1995 E Harvard Privado,Apt A, Ontario, California 91764 (hereinafter referred to as "the Temporary Employee").

The terms of this Temporary At-Will Employment Contract are as set forth below:

1. GENERAL TERMS

a. This is not a permanent employment contract and under no circumstances may it be construed as such.
b. As per the previous point, the Company is not liable to register the Temporary Employee for any statutory deductions normally related to permanent staff.
c. The Temporary Employee will be informed in advance should the Temporary Employees services be required.
d. The Temporary Employee is hereby notified that should any payments under this contract be considered taxable income, such payments will be reported to the Internal Revenue Service (IRS).

2. TERMS OF WORK

a. The Temporary Employee shall perform work as required by the Company either on odd days, weekends or full time and may be required to work overtime. This shall not be construed as a permanent relationship.
b. The Temporary Employee may be required to perform work in place of another employee on a casual or temporary basis, as a relief for the duration of the job or during the absence of another employee. This temporary Contract shall automatically terminate upon the return of the permanent employee, when the job is done or should the requirements of the Company change.
c. The Temporary Employee shall at all times abide by the safety rules, regulations and working conditions of the Company and maintain the highest standard of professionalism and workmanship in accordance with Company Policy.
d. Should the labor requirement be reduced for any reason whatsoever, it will be at the employer's discretion as to how the work will be allocated and to whom. These decisions will be based on performance and not necessarily the length of service.
e. The Temporary Employee will be informed in advance should the Temporary Employees services be required.
f. A daily time sheet will be kept and the Temporary Employee will only be compensated for time worked.
g. The Temporary Employee is expected to provide the following services as necessary:

Technical department management, customer implementation and interfacing

3. OWNERSHIP OF SOCIAL MEDIA CONTACTS

Any social media contacts, including "followers" or "friends," that are acquired through accounts (including, but not limited to email addresses, blogs, Twitter, Facebook, Youtube, or other social media networks) used or created on behalf of Transit Pro Tech Inc. are the property of Transit Pro Tech Inc.. Jiang Fan.

4. TERMINATION OF CONTRACT

a. Either the Temporary Employee or the Employer may end the contract for any reason by giving appropriate written notice of termination.

b. Should the Temporary Employee wish to terminate this contract, The Temporary Employee will only be entitled to receive pay for the hours that Temporary Employee worked.
c. Should the Temporary Employee be found guilty of violating the Company's Policies and Procedures, then the Temporary Employee will be disciplined accordingly and the Contract could be terminated immediately.
d. Any and all disputes or claims between the Company and the Temporary Employee arising out of this contract shall be resolved by submission of the same to a private mediation council of the Company's choice for resolution.

5. PAYMENT

a. The Company shall compensate the Temporary Employee for the services at $60.00 per hour,Based on the actual stipulated time. Travel is calculated at 8 hours per day.
b. Temporary Employee will be paid for only the services Temporary Employee provides to Company. If Temporary Employee withdraws the Temporary Employees services for whatever reason, Temporary Employee is not due any payment from Company for work not performed.
c. The Temporary Employee will receive payment for services within two weeks of completing the required services. Should the Temporary Employees assistance be required for a period of more than two weeks, the Company will remit payment for services completed at least every two weeks as necessary to deliver full compensation.

6. GOVERNING LAW

This Contract shall be construed under and in accordance with the laws of the California.

7. VERIFICATION

By signing below, the Temporary Employee certifies under the penalty of perjury that the name and address given is the Temporary Employees legal name, address and identification number. The Temporary Employee further indicates this Contract has been read in its entirety and the Temporary Employee clearly understands the expectations and responsibilities of the temporary position.

8. SIGNATORIES

This Contract shall be signed on behalf of Transit Pro Tech Inc by LIUMEI LI, Secretary and by Jiang Fan. This Contract shall be effective immediately upon the signature of both parties.

TEMPORARY EMPLOYEE:

By: ______________________ Date: 7/1/2023
Jiang Fan

COMPANY NAME:

By: ______________________ Date: 07/01/2023
Transit Pro Tech Inc.
LIUMEI LI, Secretary